Exhibit 10.3

September 2, 2015

Via e-mail n.jennings@tomiesinc.com

Mr. Nick Jennings, CPA
[Home Address]

Dear Mr. Jennings,

TOMI is delighted to offer you a position as our Chief Financial Officer (CFO).  Upon execution of this agreement between TOMI and Mr. Jennings all other previous agreements between TOMI and Mr. Jennings will be null and void.

GENERAL PURPOSE:

Mr. Jennings will be generally responsible for directing the fiscal functions of TOMI in accordance with generally accepted accounting principles issued by the Financial Accounting Standards Board, the Securities and Exchange Commission, and any other regulatory and advisory organizations and in accordance with financial management techniques and practices appropriate and applicable to TOMI.  You will report directly to the CEO and the Board of Directors.

DUTIES AND RESPONSIBILITIES:

Planning:

➢	Assist in formulating TOMI’s future direction and supporting tactical initiatives.
➢	Monitor and direct the implementation of strategic business plans.
➢	Develop financial and tax strategies.
➢	Manage the budgeting processes.
➢	Develop performance measures that support TOMI’s strategic direction.

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com

Operations:

➢	Participate in key decisions as a member of the executive management team.
➢	Maintain in-depth relations with all members of the senior management team.
➢	Oversee the financial operations of foreign operations. Oversee the financial operations of TOMI Service Network (TSN).
➢	Manage any third parties to which functions have been outsourced.
➢	Oversee TOMI’s transaction processing systems and upgrade to SAGE 100 along with intergreting to ZOHO.
➢	Establish and write policy for AP, AR and inventory.
➢	Assist with a QA policy.
➢	Change accounting to SAGE 100 as soon as feasible to not effect current operations.
➢	Implement operational best practices.
➢	Supervise acquisition due diligence and negotiate acquisitions.

Financial Information:

➢	Beginning with 3Q 2014, personally review, approve and execute all Form 8-K, 10-K, and 10-Q TOMI filings with the Securities and Exchange Commission.
➢	Oversee the issuance of financial information.
➢	Report financial results to the board of directors.

Risk Management:

➢	Understand and mitigate key elements of TOMI’s risk profile.
➢	Monitor all open legal issues involving TOMI.
➢	Construct and monitor reliable internal control systems.
➢	Maintain appropriate insurance coverage.
➢	Ensure that TOMI complies with all applicable legal and regulatory requirements as it relates to accounting and other financial issues.
➢	Ensure that accounting record keeping meets the requirements of auditors and government agencies.

➢	Report risk issues to the audit committee of the board of directors.
➢	Maintain relations with external auditors and investigate their findings and recommendations.

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com

Funding:

➢	Monitor cash balances and cash forecasts.
➢	Arrange for debt and equity financing.
➢	Assist TSN members in financing options.
➢	Invest funds.

Third Parties:

➢	Participate in conference calls with the investment community.
➢	Participate in quarterly earnings calls and investor up-date calls.
➢	Represent TOMI with investment bankers as well as with investors in TOMI.
➢	Work with TOMI’s IR company in all capacities.
➢	Maintain and monitor improved D & B ratings.

TOMI and Jennings will periodically meet to define performance objectives for Jennings.  Other activities as directed from time to time by: Dr. Shane, CEO, Norris Gearhart, COO and TOMI’s Board of Directors.

EMPLOYMENT AGREEMENT DATE: SEPTEMBER 2TH, 2015

BASE SALARY:

$132,000 per annum paid bi-weekly on the 1st and 15th of every month.  First Review will be at the 12-month anniversary.

PERFORMANCE BONUS:

Provided you meet the achievement of pre-agreed performance objectives; you will be entitled to an annual evaluation, which may lead to a raise:

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com

WARRANTS:

➢	Effective October 1st, 2015, TOMI will issue a grant to Mr. Jennings of 100,000 stock warrants at a strike price of $0.50. The said warrants shall vest on that day.

●	Annual grants of 100,000 Stock Options at a strike price of $.50 from the Company’s Stock Option Plan will be issued on every October 1st anniversary; next anniversary is October 1st, 2016.

●	Stock Grants – additional shares of TOMI stock may be granted on an annual basis at TOMI’s discretion based on level of overachievement of performance objectives.

PERFORMANCE OBJECTIVES:

Performance Objectives listed under duties and responsibilities.

HEALTH INS:

Until such time as TOMI has it’s own health insurance offering. TOMI will contribute 80% towards the cost of an Individual plan (Medical, Dental and Eye) and continue to contribute 80% of the plan cost until such time company has its own health insurance offering. TOMI is actively pursuing a corporate health plan.

BUSINESS EXPENSES:

The company will provide you with a computer, phone and associated service costs as well as reimburse you for your necessary and reasonable business expenses incurred in connection with your duties hereunder upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the companies generally accepted policies.

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com

VACATION:
Twenty-one days annually, plus employee will be paid the following days; New Year’s Day, Memorial Day, Independence Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

CHANGE OF CONTROL:
In the event of a change in control of the company that results in termination of your position, you will be entitled to a lump sum payment of one year’s salary.   Additionally, all stock grants will be accelerated and all stock options granted pursuant will be fully vested.

TERMINATION:
If you are terminated by TOMI for a reason other than Cause, TOMI will pay you an amount equal to your gross annual salary at the time of your termination after the second employment anniversary.

AT WILL:
While we look forward to a long and profitable relationship, you are an at-will employee of TOMI which means the employment relationship can be terminated by either of us for any reason, at any time, with or without prior notice and with or without cause.

Please indicate your acceptance of this offer by signing below and returning one copy to me.

Sincerely,

/s/ Dr. Halden Shane
Dr. Halden Shane, CEO of TOMI

Accepted:

/s/ Nick Jennings
Mr. Nick Jennings, CPA
Chief Financial Officer

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com

ADDENDUM TO THE
TOMI ENVIRONMENTAL SOLUTIONS, INC. AND NICK JENNINGS
EMPLOYMENT AGREEMENT

This Addendum takes on all terms, conditions, and definitions in the employment agreement between TOMI Environmental Solutions, Inc. and Nick Jennings executed on or around September 2, 2015.

TOMI and Employee agree to the following modifications of the Agreement at the Section “Warrants”:

The issuance of the 100,000 stock options; originally agreed for the issuance of such options on October 1, 2015 was modified to the issuance date of January 26, 2016 at a strike price of $.55.

/s/ Dr. Halden Shane
_______________________________
Dr. Halden Shane, CEO
TOMI Environmental Solutions, Inc.

/s/ Nick Jennings
_______________________________
Nick Jennings, CFO
TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc.
World Corporate Office| 9454 Wilshire Blvd. | Penthouse, G-6 | Beverly Hills, CA 90212
800.525.1698 | www.tomiesinc.com